                                                                    Exhibit 1.B.

                                 ARTICLES OF MERGER
                                         OF
                   COLUMBIA FIXED INCOME SECURITIES FUND, INC.,
                               a Delaware corporation
                                   WITH AND INTO
                               INCOME MERGING CORP.,
                               an Oregon corporation


          Pursuant to Section 253 of the Delaware General Corporation Law and ORS 60.481-.501 of the Oregon Business Corporation Act, Columbia Fixed Income Securities Fund, Inc., a Delaware corporation (the "Delaware Corporation"), and Income Merging Corp., an Oregon corporation (the "Oregon Corporation"), agree to merge and hereby adopt the following Articles of Merger:

     1.   The plan of merger is as follows:

          (a) PARTIES. The parties to the merger are the Oregon Corporation, which shall be the surviving corporation, and the Delaware Corporation, which shall be the merged corporation.

          (b) TERMS AND CONDITIONS OF MERGER. On the later of the date of the filing of Articles of Merger with the Oregon Secretary of State and a Certificate of Ownership and Merger with the Delaware Secretary of State (the "Effective Date"), the Delaware Corporation shall be merged with and into the Oregon Corporation pursuant to an Agreement and Plan of Reincorporation and Merger (the "Reincorporation Agreement") attached hereto as Exhibit A and, in the manner and with the effect provided by the Delaware General Corporation Law and the Oregon Business Corporation Act, the separate existence of the Delaware Corporation shall cease and thereupon the Delaware Corporation and the Oregon Corporation shall be a single corporation subject to the Articles of Incorporation and Bylaws of the Oregon Corporation.

          (c) CONVERSION OF SHARES. In the merger, each outstanding share of Common Stock, $.01 par value, of the Delaware Corporation shall be converted into one share of Common Stock, $.01 par value, of the Oregon Corporation.

     2. The number of shares of each class of capital stock of the Delaware Corporation and the Oregon Corporation outstanding, each of which was entitled to be voted on this merger, and the number of shares of each class of capital stock of the Delaware Corporation and the Oregon Corporation that were voted for an against the merger are as follows:

          (a)  DELAWARE CORPORATION.

                    No. of Shares       No. of Shares       No. of Shares
Class of Shares      Outstanding          Voted For         Voted Against
---------------     -------------       -------------       -------------

Common Stock        8,245,617.002       5,668,480.715       10,395.434

          (b)  OREGON CORPORATION.

                    No. of Shares       No. of Shares       No. of Shares
Class of Shares      Outstanding          Voted For         Voted Against
---------------     -------------       -------------       -------------

Common Stock             100                 100                 -0-

     3. At the Effective Date, the articles of incorporation of the Oregon Corporation then in effect shall be amended in the following respect, and as amended shall be the articles of incorporation of the Oregon corporation until further amended or repealed in the manner provided by law:

          Article I shall be amended to read in its entirety as follows:

                                     "ARTICLE I

          The name of the corporation is Columbia Fixed Income Securities Fund, Inc.."

          Dated:  April 27, 1988

                                        COLUMBIA FIXED INCOME SECURITIES FUND,
                                        INC., a Delaware corporation

                                        By:  J. JERRY INSKEEP, JR.
                                             --------------------------
                                             President

Attest:  ALBERT D. CORRADO
         --------------------------
         Albert D. Corrado
         Secretary

                                        INCOME MERGING CORP.,
                                        an Oregon corporation

                                        By:  J. JERRY INSKEEP, JR.
                                             --------------------------
                                             President

Attest:  ALBERT D. CORRADO
         --------------------------
         Albert D. Corrado
         Secretary

                                                                       EXHIBIT A

                  AGREEMENT AND PLAN OF REINCORPORATION AND MERGER

          This AGREEMENT AND PLAN OF REINCORPORATION AND MERGER (Reincorporation Agreement) is made as of February 10, 1988, by and between Columbia Fixed Income Securities Fund, Inc. (the Fund), a Delaware corporation, and Income Merging Corp. (Merging Corp.), an Oregon corporation (collectively, Constituent Corporations).

                                      RECITALS

     1. The authorized capital stock of the Fund consists of 1,000,000,000 shares of Common Stock, $.01 par value, of which 8,245,617.002 are issued and outstanding;

     2. The authorized capital stock of Merging Corp. consists of 100 shares of Common Stock, all of which are issued and outstanding and owned by the Fund;

     3. The directors of each corporation deem it advisable and to the advantage of the Constituent Corporations that the Fund merge with and into Merging Corp. upon the terms and conditions herein provided;

          THEREFORE, the parties adopt the plan of merger encompassed by this Reincorporation Agreement and agree that the Fund shall merge with and into Merging Corp. on the following terms and conditions:

     1.   REINCORPORATION; EFFECTIVE TIME, AND SURVIVING CORPORATION.

          1.1 REINCORPORATION. As soon as practicable following the fulfillment (or waiver, to the extent permitted) of conditions specified in this Reincorporation Agreement, the Fund shall be merged with and into Merging Corp. (Reincorporation), and Merging Corp. shall survive the Reincorporation.

          1.2 EFFECTIVE TIME. The Reincorporation shall be effective as of the later of the date and time when (i) a Certificate of Ownership and Merger is duly filed with the Secretary of State of the State of Delaware as provided by the General Corporation Law of the State of Delaware and (ii) Articles of Merger are duly filed with the Secretary of State of the State of Oregon as provided in the Oregon Business Corporation Act (Effective Time).

          1.3 SURVIVING CORPORATION. At the Effective Time, Merging Corp., as the surviving corporation (Surviving Corporation) shall continue its corporate existence under the laws of the State of Oregon, and the separate corporate existence of the Fund shall be terminated and shall cease.

     2.   TREATMENT OF SECURITIES.

          2.1 COMMON STOCK OF THE FUND AND MERGING CORP. On the Effective Time, by virtue of the Reincorporation and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of the Fund issued and outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and nonassessable share of the Common Stock of Merging Corp.; and (ii) each share of Common Stock of Merging Corp. issued and outstanding immediately prior to the Effective Time shall be cancelled.

          2.2 STOCK CERTIFICATIONS. On and after the Effective Time, any outstanding certificate that, prior to that time, represented shares of the Common Stock of the Fund shall be deemed for all purposes to evidence ownership of and to represent an equal number of shares of the same class and series of Common Stock of Merging Corp. and shall be so registered on the books and records of Merging Corp. or its transfer agent. The registered owner of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversation or otherwise accounted for to Merging Corp. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Merging Corp. evidenced by such outstanding certificate as above provided. After the Effective Time, whenever certificates which formerly represented shares of the Fund are presented for exchange or registration of transfer, the Surviving Corporation will cause to be issued in respect thereof certificates representing the shares of Merging Corp. into which the shares of the Fund were converted.

     3.   CHARTER DOCUMENTS, DIRECTORS, OFFICERS, ADVISORY CONTRACT AND
          AUDITORS.

          3.1 ARTICLES OF INCORPORATION. At the Effective Time, the articles of incorporation of Merging Corp. then in effect shall be amended in the following respect, and as amended shall be the articles of incorporation of the Surviving Corporation until further amended or repealed in the manner provided by law:

          Article I shall be amended to read in its entirety as follows:

                                     "ARTICLE I

          The name of the Corporation is Columbia Fixed Income Securities Fund, Inc."

          3.2 BYLAWS. The Bylaws of Merging Corp. in effect at the Effective Time shall continue in effect as the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

          3.3 DIRECTORS. The directors of the Fund immediately preceding the Effective Time shall be the directors of the Surviving Corporation on and after the Effective Time and shall serve until the expiration of their terms and until their successors are elected and qualified.

          3.4 OFFICERS. The officers of the Fund immediately preceding the Effective Time shall be the officers of the Surviving Corporation on and after the Effective Time and shall serve at the pleasure of its Board of Directors.

          3.5 INVESTMENT ADVISORY CONTRACT. The investment advisory contract of Merging Corp. in effect at the Effective Time, which shall be in all material respect identical to the investment advisory contract of the Fund, shall be the investment advisory contract of the Surviving Corporation.

          3.6 AUDITORS. The auditors of the Merging Corp. at the Effective Time, who shall be the auditors approved by shareholders at the annual meeting of the Fund, shall be the auditors of the Surviving Corporation.

     4.   TRANSFER OF ASSETS AND LIABILITIES; SERVICE OF PROCESS.

          4.1 At the Effective Time, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporation shall be vested in and possessed by the Surviving Corporation, subject to all the restrictions, disabilities and duties of or upon each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to any of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert to be in any way impaired by reason of the Reincorporation; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired and all debts, liabilities and duties of each Constituent Corporation shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and any claim existing or action or proceeding whether civil, criminal or administrative, pending by or against either of the Constituent Corporations may be prosecuted as if the Reincorporation had not taken place or the Surviving Corporation may be substituted in such action or proceeding, except as such claim, action or proceeding may be modified with the consent of such creditors.

          4.2 The Surviving Corporation (1) agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Fund, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, (2) irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and (3) specifies the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware: George Hanseth, Vice President, Columbia Fixed Income Securities Fund, Inc., 1301 SW Fifth Avenue, Portland, OR 97201.

     5.   MISCELLANEOUS

          5.1 FURTHER ASSURANCES. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Fund such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Fund and otherwise to carry out the purposes of this Reincorporation Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Fund or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          5.2 AMENDMENT. This Reincorporation Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the filing of this Reincorporation Agreement with the Delaware Secretary of State or the Oregon Secretary of State provided that an amendment made subsequent to the adoption of the Reincorporation Agreement by the shareholders of either Constituent Corporations, unless approved by such shareholders, shall not (i) alter or change the amount or kind of shares to be received in exchange for the outstanding Common Stock of the Fund (ii) alter or change any term relating to the amendment to the articles of incorporation of the Surviving Corporation to be effected by the Reincorporation pursuant to Section 3.1, or (iii) alter or change any of the terms and conditions of the Reincorporation Agreement if such alternation or change would adversely affect the holders of the outstanding Common Stock of the Fund.

          5.3 CONDITIONS TO REINCORPORATION. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived to the extent permitted by law in the sole discretion of the Boards of Directors of the Constituent Corporations); (i) the Reincorporation shall have been approved by the shareholders of the Fund in accordance with the General Corporation Law of the State of Delaware; (ii) the Fund, as sole shareholder of Merging Corp., shall have approved the Reincorporation in accordance with the Oregon Business Corporation Act; and (iii) any and all consents, permits, authorizations, approvals and orders deemed, in the sole discretion of the Board of Directors of the Fund, to be material to consummation of the Reincorporation shall have been obtained.

          5.4 ABANDONMENT OR DEFERRAL. At any time before the Effective Time, this Reincorporation Agreement may be terminated and the Reincorporation may be abandoned by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Reincorporation Agreement by the shareholders of either of the Constituent Corporations, or the consummation of the Reincorporation may be deferred for a reasonable period of time, if the opinion of the Board of Directors of the Constituent Corporations, such action would be in the best interest of such corporations. In the event of termination of this Reincorporation Agreement, this Reincorporation Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that the Fund shall pay all expenses incurred in connection with the Reincorporation or in respect of this Reincorporation Agreement or relating thereto.

          5.5 COUNTERPARTS. In order to facilitate the filing and recording of this Reincorporation Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, this Reincorporation Agreement, having first been duly approved by the Board of Directors of the Fund and Merging Corp., is hereby executed on behalf of each Constituent Corporation.

COLUMBIA FIXED INCOME                   INCOME MERGING CORP.
   SECURITIES FUND, INC.,               An Oregon corporation
a Delaware corporation


By:  JAMES F. RIPPEY                    By:  J. JERRY INSKEEP, JR.
     ---------------------                   ---------------------
     James F. Rippey                         J. Jerry Inskeep, Jr.
     Senior Vice President                   President


ATTEST:                                 ATTEST:


By:  ALBERT D. CORRADO                  By:  ALBERT D. CORRADO
     ---------------------                   ---------------------
     Albert D. Corrado                       Albert D. Corrado
     Corporate Secretary                     Corporate Secretary